                                                                 EXHIBIT 5.1

                    [Letterhead of Thompson Coburn LLP]


November 12, 2002





Engineered Support Systems, Inc.
201 Evans Lane
St. Louis, Missouri  63121

Re:      Registration Statement on Form S-8 - 300,000 shares of
         Engineered Support Systems, Inc. Common Stock, $0.01 par value
         --------------------------------------------------------------

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Engineered Support Systems, Inc., a Missouri corporation (the "Company"), on November 12, 2002, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to 300,000 shares of the Company's common stock, $0.01 par value (the "Shares"), pursuant to the Engineered Support Systems, Inc. 2002 Non-Executive Stock Option Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation and all amendments thereto, By-Laws and all amendments thereto, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares.

                                       Very truly yours,

                                       /s/ Thompson Coburn LLP